Exhibit 99.1

MusclePharm Announces Closing of $7.0 Million Senior Secured Notes Offering

CALABASAS, Calif., October, 13, 2021 (GLOBE NEWSWIRE) — MusclePharm Corporation (OTCMKTS: MSLP), a global provider of leading sports nutrition & lifestyle branded nutritional supplements, today announced that it has entered into definitive agreements with accredited institutional investors for gross proceeds of approximately $7,050,000. The definitive agreements provide for the private placement of 14% Original Issue Discount Senior Secured Notes (“Notes”) in the aggregate principal amount of approximately $8.2 million. The principal amount of the Notes will be due on April 13, 2022. In addition, the Company has agreed to issue to the investors unregistered warrants for the purchase of 17,355,700 shares of common stock. Each warrant entitles the holder to purchase one share of common stock at an initial exercise price of $0.78 for a period of five years from the date of issuance.

MusclePharm intends to use the net proceeds from the Notes offering for general working capital purposes, including supporting the rollout of MP Performance Energy, the Company’s new functional energy drink line.

The offering is anticipated to close on Wednesday, October 13, 2021, subject to customary closing conditions.

The securities were offered in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or any state securities laws and the Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About MusclePharm Corporation

MusclePharm® is an award-winning, worldwide leading sports nutrition & lifestyle company offering branded nutritional supplements. Its portfolio of recognized properties include the MusclePharm® Sport Series, Essentials Series, and recently-launched Natural Series, as well as FitMiss™ – a product line designed specifically for female athletes. MusclePharm® products are available in more than 100 countries globally, with its Combat Protein product lineup being the company’s most popular.

Forward-Looking Statement

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

John.Mills@Icrinc.com